Exhibit 10.32

AMENDMENT NO. 3 TO

AMERICAN WELL CORPORATION

AMENDED AND RESTATED

2006 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

This Amendment No. 3 (“Amendment No. 3”) effective as of May 7, 2020, is made to that certain American Well Corporation Amended and Restated 2006 Employee, Director and Consultant Stock Plan, as amended (the “Plan”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Plan.

WHEREAS, on June 14, 2011, the Corporation increased the number of Shares issuable under the Plan from 650,000 to 750,000 and amended the Plan accordingly;

WHEREAS, on June 25, 2012, the Corporation further increased the number of Shares issuable under the Plan from 750,000 to 1,150,000 and amended the Plan accordingly;

WHEREAS on April 24, 2013, the Corporation further increased the number of Shares issuable under the Plan from 1,150,000 to 1,550,000 and amended the Plan accordingly;

WHEREAS on October 28, 2015, the Corporation further increased the number of Shares issuable under the Plan from 1,550,000 to 2,000,000 and amended the Plan accordingly;

WHEREAS on November 17, 2016, the Corporation further increased the number of Shares issuable under the Plan from 2,000,000 to 2,348,321 and amended the Plan accordingly;

WHEREAS on May 21, 2018, the Corporation further increased the number of Shares issuable under the Plan from 2,348,321 to 2,711,342 and amended the Plan accordingly;

WHEREAS on October 25, 2018, the Corporation further increased the number of Shares issuable under the Plan from 2,711,342 to 3,552,407 and amended the Plan accordingly;

WHEREAS on July 19, 2019, the Corporation further increased the number of Shares issuable under the Plan from 3,552,407 to 4,336,052 and amended the Plan accordingly; and

WHEREAS, the Corporation desires to further increase the number of Shares issuable under the Plan effective as of the date hereof.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Amendments.

(a)	Section 3(A) to the Plan is hereby deleted in its entirety and replaced with the following:

“The number of Shares which may be issued from time to time pursuant to this Plan shall be         , or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 23 of the Plan. The maximum number of Shares that may be granted pursuant to ISOs shall be 4,336,052 Shares, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 23 of the Plan.”

2.	No Other Modification. Except as modified and amended herein, all other terms and provisions of the Plan will remain in full force and effect.

3.

References to the Plan. From and after the date hereof, references in other documents, instruments or agreements to the Plan shall be deemed to include the Plan, as amended by this Amendment No. 3. To the extent there is a conflict between the terms and provisions of this Amendment No. 3 and the Plan, the terms and provisions of this Amendment No. 3 shall govern and control.

4.	Governing Law. This Amendment No. 3 shall be enforced in accordance with the laws of the State of Delaware.